Exhibit 10.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

MORGANS HOTEL GROUP CO.

and

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.,

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.,

and

YUCAIPA AGGREGATOR HOLDINGS, LLC

Dated as of March 30, 2013

i

11. Miscellaneous	16
(a) Notices	16
(b) No Waivers	17
(c) Expenses	17
(d) Successors and Assigns	17
(e) Governing Law	18
(f) Jurisdiction	18
(g) Waiver of Jury Trial	18
(h) Counterparts; Effectiveness	18
(i) Entire Agreement	18
(j) Captions	18
(k) Severability	19
(l) Amendments	19
(m) Equitable Relief	19
(n) Construction	19

ii

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of March 30, 2013, by and between Morgans Hotel Group Co., a Delaware corporation (the “Company”), and Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (“YAAF II”), Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership (“YAAF II-P”, and together with YAAF II, the “YAAF Funds”) and Yucaipa Aggregator Holdings, LLC, a Delaware limited liability company (the “Investor”, and together with the YAAF Funds, the “Securityholders”).

Unless otherwise specified herein, capitalized terms used herein shall have the meanings assigned to such terms in the Investment Agreement (the “Investment Agreement”), dated as of the date hereof, by and among the Company and the Investor.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Period” has the meaning set forth in Section 6(f) hereof.

“Commencement Date” means the Closing Date as such term is defined in the Investment Agreement.

“Company” has the meaning set forth in the introductory paragraph.

“Delay Period” has the meaning set forth in Section 2(d) hereof.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Existing Shelf” has the meaning set forth in Section 4(a) hereof.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor form thereto permitting registration of securities under the Securities Act.

“Holder” means each Securityholder to the extent that such Securityholder (or any wholly-owned subsidiary thereof) is the holder of record of Registrable Common Stock. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“NASDAQ” means The Nasdaq Stock Market LLC.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, governmental entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to such prospectus or prospectuses, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Stock” means (a) any shares of Common Stock issued and sold to the Investor pursuant to the Investment Agreement and held of record by a Holder, (b) any securities of the Company issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and (c) any other shares of Common Stock held of record by a Securityholder (or any wholly-owned subsidiary thereof) provided that such Securityholder is not in breach of its standstill obligations under Section 5.10 of the Exchange Agreement.

“Registration Expenses” has the meaning set forth in Section 7(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“S-3 Registration” has the meaning set forth in Section 4 hereof.

“Securityholder” has the meaning set forth in the introductory paragraph hereof.

“Suspension Notice” has the meaning set forth in Section 6(f) hereof.

“Termination Date” means the date upon which all the Registrable Common Stock may be sold in any three-month period without registration under the Securities Act.

“underwritten offering” means a registered offering in which securities of the Company are sold to underwriters for reoffering to the public.

2. Demand Registrations.

(a) Right to Request Registration. Subject to the provisions hereof, beginning on the applicable Commencement Date, one or more Holders may at any time request registration for resale under the Securities Act of all or part of the Registrable Common Stock separate from an S-3 Registration (a “Demand Registration”); provided, that (based on the closing sale price of the Common Stock as reported on NASDAQ on the date of the Company’s receipt of such request) the number of shares of Registrable Common Stock included in the Demand Registration would yield gross proceeds to the Holder(s) requesting such Demand Registration of at least $30,000,000 unless the aggregate value (based on such closing sale price) of the Registrable Common Stock held by the Holder(s) requesting such Demand Registration is less than $30,000,000 but greater than $15,000,000, in which case the Demand Registration shall be for all of the Registrable Common Stock of the Holder(s) requesting such Demand Registration. Subject to Section 2(d) hereof, the Company shall use its reasonable best efforts (i) to file a Registration Statement (a “Demand Registration Statement”) registering for resale such number of shares of Registrable Common Stock as requested to be so registered within 30 days of a Holder’s request therefor and (ii) to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

(b) Number of Demand Registrations. Subject to the limitations of Section 2(a) hereof, the Holders shall be entitled to request an aggregate of three Demand Registrations. A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective and the Holder(s) requesting such Demand Registration are able to register and sell at least 50% of the Registrable Common Stock requested to be included in such registration.

(c) Participation Rights of Holders. Whenever the Company shall be requested by one or more Holders to effect a Demand Registration pursuant to Section 2(a) hereof, the Company shall promptly (but not later than 5 days after receiving such request) give written notice of such requested Demand Registration to each other Holder that has provided contact information to the Company prior thereto. Such notice shall inform Holders that they have 10 days to notify the Company in writing as provided in Section 11(a) hereof that they wish to participate in such proposed Demand Registration. The Company shall include in such Demand Registration the shares of Common Stock of any Holder who irrevocably notifies the Company on or prior to such 10th day that the Holder has elected to include such shares of Common Stock in such Demand Registration.

(d) Priority on Demand Registrations. The Company may include Common Stock other than Registrable Common Stock in a Demand Registration on the terms provided below, and, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Holder(s) requesting such Demand Registration that in their opinion the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the Holder(s) requesting such Demand Registration propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree.

(e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration on behalf of a Holder within six months after the effective date of any Demand Registration, Piggyback Registration wherein such Holder was permitted to register, and actually sold, at least 50% of the shares of Registrable Common Stock requested to be included therein or S-3 Registration. The Company may (i) withdraw a Registration Statement previously filed (but not declared effective) pursuant to a Demand Registration or S-3 Registration or postpone for up to 90 days the filing of a Registration Statement for a Demand Registration or S-3 Registration if, based on the good faith judgment of the Company, such postponement or withdrawal would avoid premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration or S-3 Registration in the event the Company shall be required to prepare (A) audited financial statements as of a date other than its fiscal year end (unless the Holder(s) requesting such registration agree to pay the reasonable expenses of such an audit) or (B) pro forma financial statements that are required to be included in such Registration Statement; provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided further, however, that in any of the events described in clause (i) or (ii) above, the Holder(s) requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Holder(s) requesting a Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(e), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement, which notice, if it relates to clause (x) above, shall include the reasons therefor if the Holder(s) requesting such Demand Registration shall have previously executed a confidentiality agreement satisfactory to the Company in respect thereof. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(e) only once during any six-month period. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

(f) Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration is to be sold in an underwritten offering, the Company will select one joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I and the Holder(s) participating in such Demand Registration will select the other joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I. The list of investment banks on Schedule I may be amended from time to time by mutual agreement of the Holders and the Company. Any additional underwriters shall be selected by mutual agreement of the Holders, on the one hand, and the Company, on the other hand.

(g) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in a Demand Registration that includes Registrable Common Stock unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a Demand Registration that includes Registrable Common Stock.

(h) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering contemplated to be consummated at the time of effectiveness of the Demand Registration, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 15 business days from the date of commencement of the sale of Registrable Common Stock in such underwritten offering or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 2(d) hereof or issue a Suspension Notice pursuant to Section 6(f) hereof within such 15 business day period and before all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant thereto, the Holder(s) requesting such Demand Registration shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement.

3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement to be used may be used for any registration of Registrable Common Stock (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such registration statement) to the Holders of its intention to effect such a registration and, subject to Section 3(b) hereof, shall include in such registration statement all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein from the Holders within 8 days after the Holders’ receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement or an S-3 Registration for purposes of Section 4 of this Agreement.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration) that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included therein by holders of Common Stock, including the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration), pro rata among all such holders on the basis of the number of shares of Common Stock requested to be included therein by all such holders or as such holders may otherwise agree.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Common Stock, and the managing underwriters advise the Company that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, then the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, including the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration), pro rata among such holders on the basis of the number of shares of Common Stock requested to be included therein by such holders or as such holders may otherwise agree, and (iii) third, the number of shares of Common Stock that the Company proposes to sell.

(d) Selection of Underwriters. If any Piggyback Registration is initiated as a primary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in a Piggyback Registration that includes Registrable Common Stock unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a Piggyback Registration that includes Registrable Common Stock.

4. S-3 Registrations.

(a) Right to Request Registration. At any time that the Company is eligible to use Form S-3 or any successor thereto, and the Company does not have an effective Shelf Registration Statement on Form S-3 on file with the SEC covering the Registrable Common Stock (an “Existing Shelf”), then each Holder shall be entitled to request that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Common Stock pursuant to Rule 415 promulgated under the Securities Act or otherwise. Upon such request, the Company shall use its reasonable best efforts (i) to file a Registration Statement covering the number of shares of Registrable Common Stock specified in such request under the Securities Act on Form S-3 or any successor thereto (together with the Existing Shelf, an “S-3 Registration”) for public sale in accordance with the method of disposition specified in such request within 30 days of the such Holder’s request therefor and (ii) to cause such S-3 Registration to be declared effective by the SEC as soon as reasonably practicable thereafter. A Holder shall be entitled, upon not less than 24 hours (given on a business day and effective at the same time on the next business day) prior written notice to the Company in the manner provided below, to sell such Registrable Common Stock as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”). The Holder shall be entitled to request that one such Shelf Takedown shall be an underwritten offering; provided, that (based on the closing sale price of the Common Stock as reported on NASDAQ on the date of the Company’s receipt of such request) the number of shares of Registrable Common Stock included in such Shelf Takedown would yield gross proceeds to the Holder(s) requesting such Shelf Takedown of at least $25,000,000. Each Holder also shall give the Company prompt written notice of the consummation of such Shelf Takedown. A notice of a proposed Shelf Takedown pursuant to this Section shall be given by e-mail and facsimile transmission to the Company’s Chief Financial Officer, with a copy to designated counsel, as provided in Section 11(a) hereof, and shall be effective when receipt of such notice has been confirmed telephonically. The Company agrees to waive such 24-hour notice period if at the time such notice is effective, the Prospectus included in the Registration Statement related to the Registrable Common Stock proposed to be sold in the Shelf Takedown does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Priority on Shelf Takedowns. The Company may include Common Stock other than Registrable Common Stock in a Shelf Takedown on the terms provided below, and, if such Shelf Takedown is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Shelf Takedown advise the Company and the Holder(s) participating in such Shelf Takedown that in their opinion the number of shares of Common Stock proposed to be included in any Shelf Takedown (1) exceeds the number of shares of Common Stock which can be sold in such underwritten offering or (2) would adversely affect the price per share of the Registrable Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Shelf Takedown only the number of shares of Common Stock which in the opinion of such managing underwriters can be sold. If the number of shares of Common Stock which can be sold is less than the number of shares of Common Stock proposed to be registered, the amount of Common Stock to be so sold shall be allocated pro rata among the holders of Common Stock desiring to participate in such Shelf Takedown on the basis of the number of shares of Common Stock initially proposed to be registered by such holders or as such holders may otherwise agree.

(c) Selection of Underwriters. If any of the Registrable Common Stock covered by an S-3 Registration is to be sold in an underwritten offering, the Company will select one joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I and the Holder(s) participating in such S-3 Registration will select the other joint bookrunning managing underwriter the list of investment banks set forth on Schedule I. Any additional underwriters shall be selected by mutual agreement of the Holders, on the one hand, and the Company, on the other hand.

(d) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in an S-3 Registration that includes Registrable Common Stock unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in an S-3 Registration that includes Registrable Common Stock.

5. Holdback Agreements.

As long as any Holder is the beneficial owner of five percent or more of the outstanding Common Stock of the Company, such Holder agrees not to sell, transfer, hedge the beneficial ownership of (but shall not be required to unwind any existing hedged position) or otherwise dispose of any shares of Common Stock (or other securities of the Company) held by it for a period equal to the lesser of (i) 90 days following the date of a prospectus or prospectus supplement, as applicable, relating to a sale of shares of Common Stock (or other securities of the Company) in an underwritten offering registered under the Securities Act or (ii) such shorter period as the managing underwriters of such underwritten offering shall agree to. Such agreement shall be in writing in form satisfactory to the Company and the managing underwriters. The Company may impose stop-transfer instructions with respect to the shares of Registrable Common Stock (or other securities) subject to the foregoing restriction until the end of said period. The foregoing restrictions shall not apply to (i) the exercise of any warrants or stock options to purchase shares of capital stock of the Company (provided that such limitation does not affect limitations on any actions specified in the first sentence of this Section 5 with respect to the shares issuable upon such exercise), (ii) transfers to Affiliates where the transferee agrees to be bound by the terms hereof, (iii) the participation in the filing of a registration statement with the SEC, including, without limitation, any S-3 Registration hereunder, or (iv) the shares of Registrable Common Stock included in the underwritten offering giving rise to the application of this Section 5. Notwithstanding the foregoing, the holdback arrangement set forth in this Section 5 shall not apply to any offering and sale of shares of Common Stock that is registered on Form S-8 or Form S-4.

6. Registration Procedures.

(a) Whenever the Holder(s) requests that any Registrable Common Stock be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall as soon as reasonably practicable use its reasonable best efforts to:

(i) subject to Section 2(a) and Section 4 hereof, prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and cause such Registration Statement to become effective as soon as reasonably practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Holders, the exhibits incorporated by reference, and the Holders shall have the opportunity to object to any information pertaining to the Holders that is contained therein and the Company will make the corrections reasonably requested by the Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than (A) 15 business days, in the case of a Demand Registration as provided in Section 2(h) hereof, or (B) the earlier of 2 years or the Termination Date in the case of an S-3 Registration, and no longer than is necessary to complete the distribution of the Common Stock covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all the Common Stock covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Common Stock the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

(iv) register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) in the case of an underwritten offering on behalf of the Holder(s) pursuant to a Demand Registration, Piggyback Registration or an S-3 Registration, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holder(s) or the managing underwriters of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, making members of senior management of the Company available to participate in “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock)) and cause to be delivered to the underwriters opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the managing underwriters may request and addressed to the underwriters;

(vii) to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make available, for inspection by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, (B) cause the Company’s officers and employees to supply all information reasonably requested by the Holders or such underwriter or attorney in connection with such Registration Statement, and (C) make the Company’s independent registered public accounting firm available for any such underwriter’s due diligence;

(viii) cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on NASDAQ or a national securities exchange selected by the Company;

(ix) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

(x) if requested, cause to be delivered at the time of delivery of any Registrable Common Stock sold pursuant to a Registration Statement, letters from the Company’s independent registered public accounting firm addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of independent registered public accounting firms delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(xi) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and

(xii) promptly notify the Holders and the underwriter or underwriters, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for use therein.

(c) The Company shall make available to the Holders such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by the Holders. The Company will promptly notify the Holders requesting registration for Registrable Common Stock of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and use its reasonable best efforts to take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 (or any similar rule then in effect).

(e) The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(f) Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon written notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Stock for a reasonable length of time not to exceed 60 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(v) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed 150 days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(v) hereof (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than four Suspension Notices in any one year.

(g) Each Holder agrees that it will comply with any applicable requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement, and with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to this Agreement.

7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent registered public accounting firms and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but, not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of counsel representing the Holders), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) The obligation of the Company to bear the expenses described in Section 7(a) hereof shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Holders (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d) or Section 3(a) hereof) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by the Holders shall be borne by such Holders. If any Registration Statement is withdrawn (unless such withdrawal is solely at the request of the Holders), the Company shall reimburse the Holders for their reasonable legal fees and related disbursements in connection with such withdrawn Registration Statement.

8. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Holders and each Person who controls the Holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by a Holder expressly for use therein or caused by a Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holders with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Common Stock. In connection with an underwritten offering, the Company shall indemnify such underwriters and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Common Stock; provided, however, that the liability of a Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary herein, in no event shall the liability of a Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

9. Participation in Underwritten Registrations.

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10. Rule 144.

The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and use its reasonable best efforts to take such further action as the Holders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Holders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

11. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent postage prepaid by a nationally recognized overnight courier service (with tracking capability) or by facsimile transmission (with immediate telephone confirmation thereafter),

If to the Company:

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

Attention: Chief Financial Officer

Facsimile: (212) 277-4201

E-mail: richard.szymanski@morganshotelgroup.com

with a copy to (which shall not constitute notice):

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Facsimile: (202) 333-2248

Attention: Bruce W. Gilchrist, Esq.

E-mail: bruce.gilchrist@hoganlovells.com

If to a Securityholder:

c/o Yucaipa American Alliance Fund II, LLC

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention: Robert P. Bermingham

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP

355 South Grand Avenue

35th Floor

Los Angeles, California 90071

Attention: Judith T. Kitano

Fax: (213) 683-4052

Email: judith.kitano@mto.com

or at such other address as such party each may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by a nationally recognized overnight courier service (with tracking capability), upon its receipt.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the preparation of this Agreement shall be paid by the Company.

(d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent holders of the Registrable Common Stock are intended third party beneficiaries hereof. Without limitation of the foregoing sentence, each Securityholder shall be permitted to assign its registration rights as a Securityholder hereunder to any person to whom such Securityholder transfers 2,000,000 shares or more of Registrable Securities (subject to equitable adjustment in the event of any stock split, subdivision, dividend or distribution payable in or convertible into shares of Common Stock, combination or similar recapitalization or event, in each case, occurring after the Commencement Date); provided, that (x) the Company is given prior written notice of the assignment, stating the name and address of the assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned, and (y) such assignee agrees in writing to be bound by subject to the provisions of this Agreement mutatis mutandis as if the assignee were a party hereto.

(e) Governing Law. The internal laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(a) shall be deemed effective service of process on such party.

(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(i) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof, including, from and after the Commencement Date only, the Registration Rights Agreement, dated as of October 15, 2009 (the “2009 Agreement”), by and between the Registrant and Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa American Alliance Fund II, LLC; provided, however, that the 2009 Agreement shall remain in full force and effect in accordance with its terms unless and until the Commencement Date occurs.

(j) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Securityholders.

(m) Equitable Relief. The parties hereto agree that legal remedies would be inadequate to enforce the provisions of this Agreement against the Company and that, in the event of a breach of this Agreement by the Company, the Securityholders shall be permitted to enforce the provisions of this Agreement against the Company by means of equitable relief, including specific performance and injunctive relief.

(n) Construction. The parties hereto acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. Every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any party hereto.

[Execution Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

MORGANS HOTEL GROUP CO.

By:	/s/ Richard Szymanski
Name: Richard Szymanski
Title: Chief Financial Officer

[Securityholder signatures on following page.]

[Signature Page – Registration Rights Agreement]

SECURITYHOLDERS:

YUCAIPA AGGREGATOR HOLDINGS, LLC

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC
Its: General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

By: Yucaipa American Alliance Fund II, LLC
Its: General Partner

By:	/s/ Robert P. Bermingham
Name: Robert P. Bermingham
Title: Vice President

[Signature Page – Registration Rights Agreement]

Schedule I

Bank of America Securities LLC [Merrill Lynch]

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Jefferies & Company, Inc. [with respect to an offering with aggregate value less than $50 million]

Wells Fargo Securities, LLC [Wachovia]

J.P. Morgan Securities LLC

Barclays Capital Inc.